Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Carriage Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities(1)

	Equity	Common Stock, par value $0.01 per share

	Equity	Preferred Stock, par value $0.01 per share

	Other	Depositary Shares(2)

	Other	Warrants

	Other	Subscription Rights

	Other	Purchase Contracts

	Other	Units

	Other	Guarantees of Debt Securities(3)

	Unallocated (Universal) Shelf(4)	—	Rule 457(o)	—	—	$350,000,000	0.0001102	$38,570 (5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$350,000,000		$38,570

	Total Fees Previously Paid							$45,430

	Total Fee Offsets							$38,570

	Net Fee Due							$0

(1)

If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $350,000,000 less the offering price of any security previously issued hereunder.

(2)

Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

(3)

Subsidiaries of Carriage Services, Inc. named as Additional Registrants may fully, irrevocably and unconditionally guarantee, on an unsecured basis, the Debt Securities. Pursuant Rule 457(n), no separate registration fee is payable with respect to the Guarantees of Debt Securities.

(4)

The securities registered consist of $350,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $350,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above.

(5)

This registration statement includes unsold Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees of Carriage Services, Inc. and its subsidiaries named as co-registrants (the “Unsold Securities”) with an aggregate offering price of $350,000,000 that were previously covered by registration statement no. 333-238862 initially filed on June 2, 2020 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $38,570 with $6,680 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to $350,000,000 of unsold securities previously registered on the Prior Registration Statement. All offerings under the Prior Registration Statement have been completed or terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Carriage Services, Inc.	S-3	333-238862	June 2, 2020	—	$38,570	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(5)	$350,000,000

Fee Offset Sources	Carriage Services, Inc.	S-3	333-238862		June 2, 2020						$45,430 (5)